Exhibit 99.B18

                         NATIONS FUND PORTFOLIOS, INC.

                           RULE 18f-3 MULTI-CLASS PLAN


   I.    Introduction.
   -------------------

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the investment portfolios of Nations Fund Portfolios, Inc. ("Nations Portfolios"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the portfolios. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by class or relate to a different kind or degree of services provided to the class.

         Nations Portfolios is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 33-89742 and 811-8982). Nations Portfolios elects to offer multiple classes of shares in its investment portfolios pursuant to the provisions of Rule 18f-3 and this Plan.

         Nations Portfolios currently consists of the following three separate investment portfolios: Nations Emerging Markets Fund, Nations Pacific Growth Fund and Nations Global Government Income Fund.

         The above-listed investment portfolios of Nations Portfolios (the "Funds") are authorized to issue the following classes of shares representing interests in the Funds: Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares.

  II. Allocation of Expenses.
  --------------------------

         A. Pursuant to Rule 18f-3 under the 1940 Act, Nations Portfolios shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by Nations Portfolios in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by Nations Portfolios under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

         B. In addition, pursuant to Rule 18f-3, Nations Portfolios may allocate the following fees and expenses to a particular class of shares in a single
Fund:

              (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;



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              (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

              (iii) blue sky registration or qualification fees incurred by such class of shares;

              (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

              (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

              (vi) litigation or other legal expenses relating solely to such class of shares;

              (vii) fees of the Nations Portfolios' Directors incurred as result of issues relating to such class of shares;

              (viii) independent accountants' fees relating solely to such class of shares; and

              (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, relating to (as defined below) such class of shares.

         C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of Nations Portfolios shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Directors will monitor any such allocations to ensure that they comply with the requirements of the Plan.

         D. Income and any expenses of Nations Global Government Income Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative settled shares, as defined in Rule 18f-3, of that class in relation to the settled shares of the Fund.

         Realized and unrealized capital gains and losses of Nations Global Government Income Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets, as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

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         Income, realized and unrealized capital gains and losses, and any expenses of Nations Emerging Markets Fund and Nations Pacific Growth Fund not allocated to a particular class of such Funds pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

         E. In certain cases, NationsBanc Advisors, Inc., TradeStreet Investment Associates, Inc., NationsBank, N.A., Stephens Inc., First Data Investor Services Group, Inc., or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Directors will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

 III. Class Arrangements.
 -----------------------

         The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of Nations Portfolios. Additional details regarding such fees and services are set forth in the relevant Funds' current Prospectus(es) and Statement of Additional Information.

         A.   Primary A Shares.
         ---------------------

              1.   Maximum Initial Sales Load:  None

              2.   Contingent Deferred Sales Charge:  None

              3.   Maximum Rule 12b-1 Distribution Fees:  None

              4.   Maximum Shareholder Servicing Fees:  None

              5.   Conversion Features:  None

              6.   Exchange Privileges:

                   (a) Primary A Shares of a Fund may be exchanged for Primary A Shares of any other fund of the Nations Funds Family.

                   (b) From time to time, the Board of Directors of Nations Portfolios may modify, or ratify modifications to, the exchange privileges of Primary A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

              7.   Other Shareholder Services:  None

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         B.   Primary B Shares.
         ---------------------

              1.   Maximum Initial Sales Load:  None

              2.   Contingent Deferred Sales Charge:  None

              3.   Maximum Rule 12b-1 Distribution Fees:  None

              4. Maximum Shareholder Administration Fees: Pursuant to a Shareholder Administration Plan, the Primary B Shares of the Funds each may pay shareholder administration fees of up to 0.60% of the average daily net assets of such shares, provided that in no event may the portion of such fee that constitutes a "service fee," as that term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., exceed 0.25% of the average daily net asset value of such Primary B Shares of a Fund.

              5. Conversion Features: Primary B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of Nations Portfolios and described in the then-current prospectus for such shares of such Fund.

              6.   Exchange Privileges:

                   (a) Primary B Shares of a Fund may be exchanged for Primary B Shares of any other fund of the Nations Funds Family.

                   (b) From time to time, the Board of Directors of Nations Portfolios may modify, or ratify modifications to, the exchange privileges of Primary B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

              7.   Other Shareholder Services:  None

         C.   Investor A Shares.
         ----------------------

               1.  Maximum Initial Sales Load:

                   (a)  Nations Emerging Markets Fund and Nation Pacific Growth
                        Fund: maximum of 5.75%.

                   (b)  Nations Global Government Income Fund: maximum of 4.75%.

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              2.   Contingent Deferred Sales Charge (as a percentage of the
                   original purchase price or redemption proceeds): 1.00% of purchases over $1 million if redeemed within one year of purchase, declining to 0.50% in the second year after purchase and eliminated thereafter.

              3. Redemption Fee: 1.00% of the current net asset value of shares purchased by a Substantial Investor (as such term is defined in then-current prospectuses) between July 31, 1997 and November 15, 1998, and redeemed within 18 months of purchase (excluding the Money Market Funds and Index Funds).

              4.   Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees:
                   Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1, Investor A Shares of the Funds may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.

              5. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of Nations Portfolios and described in the then-current prospectus for such shares of such Fund.

              6.   Exchange Privileges:
              ------------------------

                   (a) Investor A Shares of a Fund may be exchanged for Investor A Shares of any other Nations Funds non-money market fund ("Nations Funds Non-Money Market Funds") (other than an index fund) or any Nations Funds money market fund ("Nations Funds Money Market Funds").

                   (b) From time to time, the Board of Directors of Nations Portfolios may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

              7. Other Shareholder Services. Nations Portfolios offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Investor A Shares of the Funds.

         D.   Investor B Shares.
         ----------------------

              1.   Maximum Initial Sales Load:  None


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              2.   Contingent Deferred Sales Charge (as a percentage of the
                   lower of the purchase price or redemption proceeds): 5.00% if redeemed within one year of purchase, declining to 1.00% in the sixth year after purchase and eliminated thereafter.

              3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, the Investor B Shares of the Funds may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

              4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor B Shares of the Funds may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

              5. Conversion Features: Investor B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of Nations Portfolios and described in the then-current prospectus for such shares of such Fund.

              6.    Exchange Privileges:

                   (a) Investor B Shares of a Fund may be exchanged for Investor B Shares of any other Nations Funds Non-Money Market Fund (except Nations Short-Term Income Fund and Nations Short-Term Municipal Income Fund) or Investor C Shares of any Nations Funds Money Market Fund.

                   (b) From time to time, the Board of Directors of Nations Portfolios may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

               7. Other Shareholder Services: Nations Portfolios offers a Systematic Investment Plan and an Automatic Withdrawal Plan to holders of Investor B Shares of the Funds.

         E.   Investor C Shares.
         ----------------------

              1.   Maximum Initial Sales Load:  None

              2. Contingent Deferred Sales Charge. (as a percentage of the lower of the purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

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              3.   Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                   Distribution Plan adopted under Rule 12b-1, Investor C Shares of the Funds may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

              4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor C Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

              5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of Nations Portfolios and described in the then-current prospectus for such shares of such Fund.

              6.   Exchange Privileges:

                   (a) Investor C Shares of a Fund may be exchanged for Investor C Shares of any other Nations Funds Non-Money Market Fund, other than any index fund. However, Investor C Shares of a Fund may not be exchanged for Investor C Shares of Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund until one year after purchase.

                   (b) In addition, Investor C Shares of a Fund may be exchanged for Daily Shares of any Nations Funds Money Market Fund.

                   (c) From time to time, the Board of Directors of Nations Portfolios may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

              7. Other Shareholder Services. Nations Portfolios offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Investor C Shares of the Funds.


  IV.    Board Review.
  -------------------

         The Board of Directors of Nations Portfolios shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, Nations Portfolios' Board of Directors, including a majority of the Directors that are not interested persons of Nations Portfolios, shall find that the Plan, as proposed to be amended (including any proposed

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amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of Nations Portfolios shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:      April 13, 1995
Last Amended: November 5, 1998


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